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Exhibit 99(b)

THE DAYTON POWER AND LIGHT COMPANY

NOTICE OF GUARANTEED DELIVERY
Offer to Exchange
First Mortgage Bonds, 5 1/8% Series Due 2013
(registered)
For Any and All Outstanding
First Mortgage Bonds, 5 1/8% Series Due 2013 (unregistered)

        This Notice of Guaranteed Delivery or one substantially equivalent hereto (along with the related Letter of Transmittal or an Agent's message in lieu thereof) must be used to accept the Exchange Offer of The Dayton Power and Light Company, an Ohio Corporation, (the "Company") made pursuant to a prospectus dated                        , 2005 (the "Prospectus") if (i) certificates for the Company's First Mortgage Bonds, 5 1/8% Series Due 2013 (the "Unregistered First Mortgage Bonds") are not immediately available, (ii) the Unregistered First Mortgage Bonds, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to above), or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus.

The Exchange Agent for the Exchange Offer is:
THE BANK OF NEW YORK

By Hand or Overnight Carrier or Registered or Certified Mail:	Facsimile Transmissions: 212-298-1915
The Bank of New York 101 Barclay Street—7 East New York, New York 10286 Attn: Bernard Arsenec— Reorganization Unit	To Confirm by Telephone or for Information Call: 212-815-5098

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)

        The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Unregistered First

Mortgage Bonds, in proper form for transfer, or confirmation of the book-entry transfer of such Unregistered First Mortgage Bonds to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Unregistered First Mortgage Bonds tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:	(Authorized Signature)
Address:	Title:

Name:
(Zip Code)	(Please type or print)
Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND UNREGISTERED FIRST MORTGAGE BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. UNREGISTERED FIRST MORTGAGE BONDS SHOULD BE SENT WITH A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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  Exhibit 99(b)